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                                                                EXHIBIT 10.10

                                      LEASE

     This Lease Agreement made this 12th day of February 1998, by and between AStec Partnership, a Virginia general partnership, Lessor, and Dyax Corporation, a Delaware corporation, Lessee.

                              W I T N E S S E T H :

     That Lessor, for and in consideration of the covenants and agreements hereinafter set forth and further consideration of the rent which Lessee agrees to pay, hereby leases and demises unto Lessee, and Lessee hereby takes, accepts, and rents from Lessor, the premises hereinafter set forth for the period, at the rental, and upon the terms and conditions hereinafter set forth:

     1. DEMISED PREMISES: The premises leased hereunder shall consist of the space currently leased to Lessee for use by Biotage Incorporated in the in AStec Center at 1500 Avon Street Extended in Albemarle County, Virginia. Said premises are more particularly outlined in a diagram attached to this Lease as Exhibit A. Said premises shall consist of 19,984 square feet. Said premises shall be used by the Lessee solely as defined in the Special Permit Application and any other related functions not in conflict with the Special Use Permit application. Any change in the use of the facility by Lessee must be approved in writing in advance by the Lessor; Lessor's approval shall not be unreasonably withheld.

     2. TERM OF LEASE: This Lease Agreement shall be effective on this date. The term of this Lease shall begin at 12:01 A.M. on April 15, 1998, (the Commencement Date) and shall end on April 14, 2002.

     3. RENT AND DEPOSIT: (a) The total rent due for this lease shall be $767,842.00 based

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on a charge of $9.61 per square foot. The rent shall be payable in forty-eight
(48) consecutive monthly installments. The monthly payments shall be $15,996.71. The first payment of $15,996.71 shall be due and payable on the Commencement date of this Lease as defined in paragraph 2 above. Each subsequent payment shall be due on the fifteenth day of the month. Lessor is currently holding deposits for $25,205.28, $8,597.34 and $7,564.77 from previous leases which shall be continued for this Lease. All amounts held by Lessor on deposit shall be refunded after the termination of this lease provided that the Lessee fulfills all of the covenants and requirements of the Lease. If Lessee fails to fulfill any covenants or requirements of this Lease, or damages the premises in any fashion (excluding normal wear and tear), the damage caused by Lessee shall be deducted from this deposit. If the damages exceed the amount of the deposit, Lessor retains the right to avail itself of any other legal remedies to recover its damages. The deposit shall be refunded within thirty (30) days of termination of the Lease. The Lessor shall hold the deposit in trust in a separate federally insured interest bearing account over which the Lessor alone shall have the power of withdrawal and will not commingle the deposit with any funds or other property of the Lessor. So long as the Lessee is not in default under the Lease, the Lessor agrees to pay the Lessee on a quarterly basis all interest earned on the deposit.

     4. CORPORATE GUARANTEES: In order to induce the Lessor to accept this Lease without any individual guarantees, the Lessee agrees to provide the Lessor with quarterly financial statements.

     5. RENEWAL AND OPTION TO LEASE NEW SPACE: (a) Lessee shall, provided it is not in default of any terms and conditions of this Lease, have the option to renew this lease for one additional period of one year. If Lessee decides to exercise this option, Lessee shall provide written notice to Lessor of its decision, which notice must be received by Lessor six months

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prior to the termination of the original Lease as set forth in paragraph 2 herein. If Lessee fails to give Lessor the notice set forth in this paragraph, then Lessee's right to renew in the six months before expiration of the existing lease term shall be at the exclusive option of the Lessor only. Thereafter, there shall be no automatic renewal or renewal by operation of law on this Lease.

          (b) Renewal shall be for one twelve month period under the same terms and conditions contained in this Lease except that during the renewal lease period Lessee shall pay to the Lessor a base annual rent of $191,960.50 plus any additional amount as determined in accordance with the provisions of subparagraph (c), payable in advance in monthly installments on the fifth day of each month.

          (c) As used herein:


          (i) "Index" shall mean the national "Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W) (1982-84 = 100)" specified for "All Items" and issued by the Bureau of Labor Statistics of the United States Department of Labor. In the event the Index shall hereafter be converted to a different reference base or otherwise revised, the determination of the Percentage Increase (defined below) shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics or, if such Bureau shall not publish the same, then with use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc. or, failing such publication, by any other nationally recognized publisher of similar statistical information. In the event the Index shall cease to be published, then, for the purposes of this Lease, there shall be substituted for the Index such other statistics on the cost of living computed and published by a federal governmental agency or by a nationally recognized publisher of similar statistical information.

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          (ii) "Base Index" shall mean the Index in effect on the Commencement
Date.

          (iii) "Current Index" shall mean the Index in effect for the first month of the lease year for which the adjustment in rent is calculated.

          (iv) "Percentage Increase" shall mean the percentage equal to the fraction, the numerator of which shall be the Current Index less the Base Index, and the denominator which shall be the Base Index.

     If the Current Index shall exceed the Base Index, then the annual rent payable for the ensuing lease year shall be increased be an amount equal to the "Percentage Increase" multiplied by $191,960.50. As soon a practicable after the end of the fourth lease year during the term of this Lease, Lessor shall send Lessee an index comparative statement setting forth the Current Index, the Base Index, the Percentage Increase, and the increase in the annual rent. On the fifth day of the calendar month ("Current Month") following the month in which the index comparative statement was sent, Lessee shall pay to Lessor (i) a sum equal to 1/12th of such increase in the base annual rent multiplied by the number of calendar months of the new lease year elapsed, and (ii) thereafter, commencing with the Current Month, and continuing monthly thereafter, the monthly installments shall be increased by an amount equal to 1/12th of such increase. In no event shall the rent charged be less than $191,960.50 per year.

          (d) The parties acknowledge that the Lessee may in the future have the need for additional space in excess of the current demised premises as described in Paragraph 1. The parties further acknowledge that the Lessor currently owns additional rental properties and/or may obtain in the future other commercial/industrial rental properties.

          (e) Accordingly, provided the Lessee is not in default of any terms and conditions of this Lease, the Lessee shall have an option to lease from the Lessor different space of not less than 25,000 square feet (hereinafter "New Space"). In the event of the actual relocation of the

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Lessee from the current demised premises to the New Space, this Lease shall then terminate upon commencement of any new lease.

          (f) In order to exercise this option, the Lessee shall provide the Lessor with written notice at any time during the four (4) year lease term described in Paragraph 2. The parties acknowledge that the said New Space will be available within one (1) year from the date of the lease for the new space. Accordingly in the event the written notice is received during the last lease year of the original lease term, this lease shall continue beyond the initial four year term until the New Space is occupied by the Lessee. The terms and conditions of any such additional lease period shall be the same as the terms and conditions of this lease.

          (g) Upon receipt of the written notice, the parties agree to commence negotiations regarding the New Space. Such negotiations shall include but not be limited to the design, layout, buildout, lease terms, rental amounts and other appropriate issues. The Lessor and the Lessee agree to undertake all reasonable efforts and to use due diligence in order to reach a successful completion to the negotiations. If an agreement is not reached within six (6) months of negotiations both parties agree to accept an MAI appraisal of an appropriate lease rate for the complete package at the then current rates.

          (h) Should additional space become available in AStec Center I or II during the term of this Lease the Lessee shall have a first right of refusal for such space provided the Lessee is not in default of any terms and conditions of this Lease. The Lessor shall provide written notice of the space availability and the Lessee shall have 30 days from the date of said notice to exercise this option by entering into a new lease for such additional space.

     6. LATE FEE: In the event that the Lessor does not receive from Lessee any installment of rent within ten (10) days of the date for which such installment is due, a late fee of five percent (5.00%) of the monthly rent installment shall be due as additional rent.

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     7. COST OF ENFORCEMENT OF THE LEASE: The defaulting party hereby agrees to pay all costs, expenses, fees and charges incurred by the non defaulting party in enforcing, by legal action or otherwise, any provisions, covenants and conditions of this Lease including reasonable attorney's fees, Lessee hereby waives the benefit of any Homestead or similar exemption laws with respect to the obligations of this Lease.

     8. REPAIRS AND MAINTENANCE: Lessee shall at its sole expense keep the interior of the premises in as good order and repair as it is at the commencement of this Lease Agreement, reasonable wear and tear excepted. A walk-through of the current Biotage space was made by representatives of Lessee and Lessor at the commencement of the first Lease and a checklist was prepared which stated the condition of all leased property. This checklist was signed by both representatives at the time of the walk-through. Repairs noted as required to be made were completed by Lessor. A walk-through of the new Biotage space will be made by representatives of Lessee and Lessor at the commencement of this Lease and a checklist prepared which states the condition of all leased property. This checklist will be signed by both representatives at the time of the walk-through. Repairs noted as required to be made will completed by Lessor. A walk-through shall be made no later than thirty (30) days prior to expiration of this Lease and any repairs noted as required shall be completed by Lessee, said repairs to be completed to the reasonable satisfaction of the Lessor. If Lessee fails to complete any such repairs by the date of the termination of the Lease the cost of performing such repairs shall be deducted from Lessee's deposit. Lessee's deposit shall be released upon completion of any such repairs in accordance with the terms of paragraph 3, above. Lessee agrees to replace or repair all broken or damaged glass, locks, plaster and flooring at the sole expense of Lessee and such replacement or repair shall be to the satisfaction of Lessor. Lessee agrees to use water closets and other plumbing fixtures only for the purpose for which they were installed and not to place sweepings,

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rubbish, rags, chemicals, or other items in such fixtures. Lessee agrees not to install on the property any heating unit or antenna of any kind without the consent of the Lessor. Lessee agrees to keep all doors and windows closed during rain or snow, not to keep any explosive or flammable chemicals in unprotected areas on the property, and not to affix or suspend any signs, advertisements or notices upon or from any part of the property without the written consent of the Lessor. Lessor will provide a directory sign at the entrance to the parking area identifying the Lessee's business. Lessee further agrees not to place an iron safe or other heavy articles (defined as being greater than 125 lbs. per square foot) on the property without the written consent of the Lessor and agrees to indemnify the Lessor for all damages resulting from the placement or moving of any such article. Lessee agrees not to use any harsh or abrasive compounds or solvents on any tile floors and to use only waxes of a water emulsion type. Notwithstanding any of the above, the Lessee shall not be responsible for any repairs resulting from the negligence or willful acts of the Lessor or its agent. Lessor agrees to maintain and keep in good repair the heating systems, ventilation systems, air conditioning system, plumbing, sprinkler, electrical (not including lamp and other light fixture replacement), the roof, the exterior of the building, the grounds, and the parking areas except for any improvements made by the Lessee which maintenance shall be the responsibility of the Lessee. Said maintenance and repair shall be performed at Lessor's own expense, except for (a) any damage exceeding reasonable wear and tear caused by the Lessee, and
(b) any damage which in the reasonable judgement of the Lessor is due to abuse or improper use of the systems, etc., by Lessee, both of which kinds of damages shall be paid for by Lessee. Lessor shall, at its sole expense, have the sprinkler system tested annually as required for Lessor's insurance policy. Lessor shall not be liable to Lessee, its employees, agents or invitees for any damage or injury to persons or property or for any loss or interruption of business sustained by Lessee resulting from any

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occurrence or condition in or upon the leased Premises, or the land, sidewalks and parking places adjacent thereto, unless said injury, damage, loss or interruption was caused by the negligence or willful misconduct of Lessor, its agents or employees.

     9. UTILITIES: Lessor agrees to furnish and pay for the water and sewerage utilities supplied to the leased premises. Lessee agrees to pay all charges for gas, electricity, telephone, and other utilities or services (except garbage or standard office type waste disposal and pick-up which shall be the responsibility of the Lessor), janitorial and cleaning services, etc. used, rendered or supplied upon or in connection with the premises. Lessee shall notify the Lessor before signing the lease of any demand or need for water or sewer other than for toilet, lab or reasonable cleaning of facilities (excluding any process water usage). Lessor reserves the right to set a meter for any additional uses and bill Lessee for the costs in excess of these normal usages. Lessor shall provide snow removal within 24 hours of the cessation of snow fall except when this occurs on Sunday. Lessor shall provide Lessee with 24 parking spaces in the South parking lot and 13 spaces in the West parking lot.

     10. ALTERATIONS: No alterations, additions, improvements, change in mechanical, plumbing, or electrical systems or exterior decorations to the premises shall be made by Lessee until after such change shall have been approved in writing by the Lessor. So long as the Lessee shall not be in default hereunder any fixtures, additions or improvements installed by Lessee during this lease and previous leases shall, at Lessee's option, become the property of the Lessee upon expiration of the full term of this Lease agreement provided, however, that (i) the Lessor have the right to require Lessee to remove such fixtures, additions or improvements and restore the leased premises to their original condition at Lessee's cost upon the termination of this Lease agreement or (ii) if the Lessee shall be in default hereunder, such property shall, at the lessor's option, become the property of the Lessor.

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     11. CONDEMNATION: If all or a substantial part of the premises shall be acquired for any public use by right of eminent domain, or private purchase in lieu of such right, by a public body vested with the right of eminent domain, this Lease and all the rights of the Lessee under it shall immediately terminate, and the rent shall be adjusted as of the time of acquisition Lessee shall have no claim against Lessor for any value of the unexpired term nor shall Lessee be entitled to any part of the condemnation award or purchase price in lieu of such award.

     12. DESTRUCTION BY CASUALTY:

          (a) RESTORATION OF DAMAGED PREMISES. In the event the premises are damaged or destroyed or rendered partially untenantable for their then use by fire or other casualty insured by Lessor, the Lessor shall promptly repair from funds provided by Lessee as subrogee or from insurance proceeds released by the holder of any deed of trust lien upon the building which contain the premises and restore the same to substantially the condition in which they were immediately prior to the happening of such casualty. The Lessor's obligation to repair shall not extend to any improvements or addition of the Lessee. In the event that the premises are so damaged or destroyed by fire or other casualty that repairs to the premises required for Lessee to resume its operations within 90 days of the date of such fire or other casualty cannot be completed, then either Lessee or Lessor shall have the right to terminate this lease effective as of the date of the fire or other casualty.

          (b) RENT ABATEMENT. During the period from the date of such casualty until the premises are repaired and restored, Lessee's obligation to pay any rental due hereunder, shall abate in the proportion that the premises destroyed or rendered untenantable bears to the total leased premises. Notwithstanding the foregoing provisions, in the event the leased property shall be damaged by fire or other insured casualty due to the fault or neglect of the Lessee, or the Lessee's servants, employees, contractors, agents, visitors, or licensees, then, without prejudice

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to any other rights and remedies of the Lessor, the damage shall be repaired by the Lessee, but there shall be no apportionment or abatement of rent.

          (c) FIRE AND OTHER CASUALTY. Except as herein expressly provided, this Lease shall not terminate nor shall there be any abatement of rent or other charges of items of additional rent as a result of fire or other casualty.

          (d) LESSEE'S INSURANCE: Consistent with the requirements of paragraph 14, Lessee shall obtain insurance to cover any damage to the premises caused by fire or other casualty due to the deliberate or negligent act of the Lessee or the agents, servants, employees, visitors, or licensees of Lessee.

     13. INDEMNIFICATION: Lessee shall indemnify Lessor against all liabilities, expense (including attorney's fees) and losses incurred by the Lessor as a result of (a) the failure of Lessee to perform any covenant required to be performed by Lessee hereunder, (b) any accident, injury or damage which shall happen in or about the premises or resulting from the condition, maintenance or operation of the premises, (c) failure to comply with any requirements of any government authority, and (d) any mechanic's lien or security agreement or other lien filed against the premises or fixtures and equipment therein or thereon belonging to the Lessor. Notwithstanding any of the above, the Lessee shall not be liable to indemnify the Lessor against any of the above described liabilities to the extent caused by any act, error or omission of Lessor, or any of Lessor's agents, representatives, or employees.

     14. INSURANCE: Within thirty (30) days of occupancy, the Lessee shall provide Lessor with written verification from Lessee's insurance company showing compliance with the requirement that he shall obtain insurance coverage and shall maintain such insurance as it deems necessary to cover the value of its property located on or about the demised premises and Lessee agrees that Lessor shall not be responsible for any damage to the Lessee's property located on

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or about the demised premises because of fire, water, or other casualty. Lessee shall maintain in force insurance against liability for personal injury and/or property damage with limits of no less than $500,000/$1,000,000 per occurrence. Lessee shall also keep in force such other insurance that may from time to time be reasonably required by Lessor against other insurable hazards as are commonly insured against for the type of business activity that the Lessee will conduct. All insurance required by this paragraph and paragraph 12 shall be carried in favor of Lessor and shall require ten (10) days notice to Lessor by registered mail of any cancellation or change affecting any interest of Lessor. Any increase in insurance carried by Lessor on the building, which increase is attributable to the nature of Lessee's business or Lessee's activities on the premises, shall be reimbursed by the Lessee to the Lessor with in (60) days of Lessee's receiving written verification of such increase.

     15. TAXES: All real property taxes on the real property shall be paid by the Lessor. In the event Lessor shall fail to pay any such taxes as and when due, the Lessee shall, upon ten days prior written notice, have the right to pay such taxes and offset such payments against rental payments otherwise due hereunder. Lessee shall be responsible for all its own personal property taxes.

     16. ACCESS: Upon reasonable notice to Lessee and at reasonable times, Lessor, and their duly designated representatives, may enter the premises in order to inspect the same, make necessary or agreed repairs, decorations, alterations or improvements, supply needed or agreed services, exhibit the property to prospective or actual purchasers, mortgagees, lessees, workmen, or contractors, and place "for rent" signs on the property. It is understood by Lessor, however, that Lessee's operations on the property are of a highly proprietary and confidential nature and that the utmost care must be exerted to avoid contamination of the work area or work in progress, and unnecessary disturbance of any kind which could be of substantial financial

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detriment to Lessee. Accordingly, Lessor agrees to accommodate to the greatest extent possible, Lessee's requirements that the premises be entered only when an authorized representative of Lessee is present. In the case of an emergency when it is impracticable for Lessor to give reasonable notice to Lessee of its intent to enter the property or if the property has been abandoned or surrendered by Lessee, the property may be entered by Lessor without notice to Lessee.

     17. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease Agreement nor sublet the premises or any portion thereof, without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

     18. DEFAULT OR BREACH: Each of the following events shall constitute a default or breach of this Lease by Lessee:

          A. If Lessee, or any successor or assignee of Lessee while in possession, shall file a voluntary petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors.

          B. If involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Lessee, or if a receiver or trustee shall be appointed of all or substantially all of the property of Lessee, and such proceedings shall not be dismissed or the receivership vacated within thirty
(30) days after the institution or appointment.

          C. If five (5) days shall have elapsed after the Lessor has given the Lessee written notice that the Lessee has failed to pay any rent or additional rent when due under this Lease.

          D. If Lessee fails to perform or comply with any of the conditions of this Lease and if the nonperformance shall continue for a period of ten (10) days after written notice thereof

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by Lessor to Lessee or if the performance cannot be reasonably completed within the ten (10) day period, Lessee shall not in good faith have commenced performance within the ten (10) day period and shall not diligently proceed to completion of performance.

          E. If Lessee shall vacate or abandon the demised premises.

          F. If this Lease shall be transferred to or shall pass to or devolve on any other person or property, except in the manner herein permitted.

     19. EFFECT OF DEFAULT: In the event of any default by the Lessee hereunder, as set forth in paragraph 18, the rights of Lessor shall be as follows:

          A. Lessor shall have the right to cancel and terminate this Lease, as well as all of the right, title, and interest of Lessee hereunder, by giving to Lessee not less than ten (10) days notice of the cancellation and termination. On expiration of the time fixed in the notice, this Lease and the right, title, and interest of Lessee hereunder, shall terminate in the same manner and with the same force and effect, except as to Lessee's liability, as if the date fixed in the notice of cancellation and termination were the end of the term herein originally determined.

          B. Lessor may elect, but shall not be obligated, to make any payment required of Lessee herein or comply with any agreement, term, or condition required hereby to be performed by Lessee, and Lessor shall have the right to enter the demised premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected or remedied, but any expenditure for the correction by Lessor shall not be deemed to waive or release the default of Lessee or the right of Lessor to take any action as may be otherwise permissible hereunder in the case of any default.

          C. Lessor may re-enter the premises immediately and remove the property and personnel of Lessee, and store the property in a public warehouse at the cost of and for the

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account of Lessee.

     20. SUBORDINATION: This Lease and all rights of Lessee hereunder shall be subject and subordinate to the lien of any and all deeds of trust that may now or hereafter affect the demised premises, or any part thereof, and to any and all renewals, modifications or extensions of any such deed of trust. Lessee shall on demand execute, acknowledge, and deliver to Lessor without expense to Lessor, any and all instruments that may be necessary or proper to subordinate this lease and all rights therein to the lien of any such deeds of trust and each renewal, modification, or extension. If Lessee shall fail at any time to execute, acknowledge, or deliver any such subordination instrument, Lessor in addition to any other remedies available in any consequence thereof, may execute, acknowledge, and deliver the same as Lessee's attorney-in-fact and in Lessee's name. Lessee hereby irrevocably makes, constitutes, and appoints Lessors, their successors and assigns, its attorney-in-fact for that purpose. The Lessor, however, shall exercise its best efforts to arrange with the holder of any such underlying deed of trust for an agreement that if, by dispossess, foreclosure, or otherwise such holder, or any successor in interest, shall come into possession of the premises, or shall become owner of the premises, or take over the rights of the Lessor in the premises, it will not disturb the possession, use, or enjoyment of the leased property by the Lessee, its successors or assigns, nor disaffirm this lease or the Lessee's rights or estate hereunder, so long as all of the obligations of the Lessee are fully performed in accordance with the terms of this Lease. In the event of a voluntary sale, transfer, or other disposition of the lease premises by the Lessor, the Lessor agrees to require the purchaser or transferee of the leased premises to agree to and be bound by the terms and provisions here of.

     21. NOTICE: All notices to be given with respect to this Lease shall be in writing. Each notice shall be sent by registered or certified mail, postage prepaid and return receipt requested, to the party to be notified at the address set forth herein or at such other address as

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either party may from time to time designate in writing. Every notice shall be deemed to have been given at the time it shall be deposited in the United States mails in the manner prescribed herein. Nothing contained herein shall be construed to preclude personal service of a summons or other legal process. All notices to the Lessor shall be mailed to it at 1500 Avon Street, Charlottesville, VA 22902. All notices to the Lessee shall be mailed to it at 1500 Avon Street, Charlottesville, VA 22902, and shall be deemed to have been sent to Lessee's proper address unless written change of address has been received by Lessor prior to that date.

     22. SURRENDER OF POSSESSION: Lessee shall, on the last day of the term, or on earlier termination and forfeiture of the Lease, peaceably and quietly surrender and deliver the demised premises to Lessor free of all subtenancies, including all buildings, additions, and improvements constructed or placed thereon by Lessee, except moveable trade fixtures (including fume hoods and walk-in cooler), all in good condition and repair. Any trade fixtures or personal property not used in connection with the operation of the demised premises and belonging to Lessee, if not removed at the termination or default, and if Lessor shall so select, shall be deemed abandoned and become the property of Lessor without any payment or offset therefor. Lessor may remove such fixtures or property from the demised premises and store them at the risk and expense of Lessee if Lessor so elect. Lessee shall repair and restore all damage to the demised premises caused by the removal of equipment, trade fixtures. and personal property. The Lessee, at the direction of the Lessor, pursuant to Paragraph 10, shall remove any fixtures, additions or improvements and restore the leased premises to its original condition, ordinary wear and tear excepted. If Lessee shall remain in possession after termination of this lease, Lessee shall be a tenant at sufferance, at one and one half (1-1/2) times the rent being charged as of the last day before said termination, in which event lessee shall become a tenant at will on a month to month basis.

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     23. REMEDIES:

          A. In the event of a breach or threatened breach by either party of any of the terms or conditions hereof, the party aggrieved shall have the right of injunction to restrain the other party and the right to invoke any remedy allowed by law or in equity, as if the specific remedies of indemnity or reimbursement were not provided herein.

          B. The rights and remedies given to the Lessor and Lessee in this Lease are distinct, separate, and cumulative, and no one of them, whether or not exercised by either of them, shall be deemed to be in exclusion of any of the other herein, by law, or by equity provided.

          C. No receipt for money by Lessor from Lessee after default or cancellation of this Lease in any lawful manner shall (1) reinstate, continue, or extend the term or affect any notice given to Lessee, (2) operate as a waiver of the right of Lessor to enforce the payment then due or falling due, or (3) operate as a waiver of the right of Lessors to recover possession of the demised premises by proper suit, action, proceeding or other remedy. After (1) service of notice of termination and forfeiture as herein provided and the expiration of the time specified therein, (2) the commencement of any suit, action, proceeding, or other remedy, or (3) final order or judgement for possession of the demised premises Lessor may demand, receive, and collect any monies due, without in any manner affecting such notice, order, or judgement. Any and all such monies so collected shall be deemed to be payment on account if the liability of Lessee hereunder.

     24. TOTAL AGREEMENT: APPLICABLE TO SUCCESSORS: This Lease contains the entire agreement between the parties and cannot be changed or terminated except by a written instrument subsequently executed by the parties hereto. This Lease and the terms and conditions hereof apply to and are binding on the heirs, legal representatives, successors, and assigns of

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


both parties and shall replace and supersede any prior agreements between Lessor and Lessee.

     25. APPLICABLE LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia.

     26. SURVIVAL OF AGREEMENT: If a court of competent jurisdiction shall, at any time, hold that a portion of this agreement is invalid, the remainder shall not be affected thereby and shall continue in full force and effect.

     27. WAIVER: No waiver of any breach of default under this agreement shall be deemed to be a waiver of any subsequent breach or default of the same or a similar nature.

     28. QUIET ENJOYMENT: As long as Lessee is not in default hereunder, Lessee shall have quiet enjoyment of the leased Premises.

     29. DEFAULT BY LESSOR: If the Lessor is in default of any of its obligations or duties provided for in this Lease, and said default is not cured within thirty (30) days after written notice of the grounds of default are delivered to the Lessor, the Lessee may at its option terminate the Lease, or cure the breach itself and hold the Lessor liable for any reasonable expenses, losses or liabilities incurred by the Lessee.

     30. INITIAL IMPROVEMENTS: Not applicable.

     31. ENVIRONMENTAL MATTERS:

          (a) "Hazardous Substances" shall mean (i) any "hazardous substance" as defined in ss.101 (14) of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 (14); (ii) any petroleum and petroleum products, methane natural gas or synthetic gas; (iii) asbestos or any material containing asbestos; and (iv) any substance, waste or other material considered hazardous, dangerous or toxic under federal, state or local laws or regulations, whether now in force or as amended or enacted in the future.

          (b) "Release" shall mean any intentional or unintentional release, spilling,

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leaking, pumping, emitting, emptying, discharging, escaping, leaching, dumping or disposing.


          (c) To the best of Lessor's knowledge after due inquiry and investigation, Lessor warrants and represents that (i) any use, storage, treatment, or transportation of Hazardous Substances that has occurred in or on the property prior to the date hereof has been in compliance with all applicable federal, state, and local laws, regulations, and ordinances, and (ii) no Release of Hazardous Substances has occurred in, on, or under the property, and that the property is free of Hazardous Substances as of the date hereof.

          (d) Lessor agrees to indemnify and hold harmless the Lessee from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, reasonable fees and expenses of attorneys and environmental experts) arising during or after the term of this Lease from or in connection with the presence or suspected presence of Hazardous Substances in or on the property unless the Hazardous Substances are present solely as a result of negligence, willful misconduct, or other acts of Lessee, Lessee's agents, employees, contractors, or invitees. Without limitation of the foregoing this indemnification shall include any and all costs incurred due to any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision, unless the Hazardous Substances are present solely as a result of negligence, willful misconduct, or other acts of Lessee, Lessee's agents, employees, contractors, or invitees. This indemnification shall specifically include any and all costs due the Hazardous Substances that flow, diffuse, migrate, or percolate into, onto, or under the property after the term of this Lease commences.

          (e) Prior to the Commencement Date, Lessor shall furnish to the Lessee, without expense to Lessee, an environmental report of the condition of the Property in form and substance reasonably satisfactory to the Lessee.

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


          (f) Lessee shall not use or permit any Hazardous Substance other than those resulting from, and transported from the property and disposed off the property in the operation of the property in the ordinary course of business and in compliance with all applicable laws (collectively, "Permitted Substances") to be used, stored, generated, or disposed of on or in the property by Lessee, Lessee's agents, employees, contractors, or invitees without first obtaining Lessor's written consent. If Hazardous Substances (other than Permitted Substances) are used, stored, generated, or disposed of on or in the property except as permitted above, and the property becomes contaminated, Lessee shall indemnify and hold harmless the Lessor from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including without limitation, reasonable fees and expenses of attorneys and environmental experts) arising during or after the term of this Lease and arising as a result of that contamination by Lessee, unless such contamination is a result of the negligence, willful misconduct, or other acts of Lessor or other tenants of the property or their agents, employees, contractors, or invitees. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. Without limitation of the foregoing, if Lessee causes or permits the presence of any Hazardous Substance on the property land that results in contamination, Lessee shall promptly, at its sole expense, take any and all necessary actions to return the property to the condition existing prior to the presence of any such Hazardous Substance on the property. Lessee shall first obtain Lessor's approval for any such remedial action.

          (g) Each party shall give prompt written notice to the other of any legal proceedings or any other communications of any nature whatsoever to or from any party (including any governmental authority) relating to Hazardous Substances on the property. Each

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


party agrees at the other party's request to consult with the other party concerning any matter coming within the scope of this Section 31.

          (h) The representations, warranties, agreements and indemnification contained in this Section 31 shall survive the termination of the Lease.

          (i) Upon the termination of this Lease, Lessee shall furnish to the Lessor, at the Lessee's expense, an environmental site assessment report of a recognized environmental expert similar to the one provided to the Lessee at the beginning of the term of this Lease relating to the environmental condition of the property.

     32. AUTHORITY: The Lessee warrants that he/she has appropriate corporate authority to enter into this Lease. The General Partner executing this Lease on behalf of Lessor represents and warrants that he has full power and authority to do so.

     WITNESS the following signatures and seals on this 12th day of February
1998.

AStec Partnership                          Dyax Corporation



By:  /s/ Floyd M. Atrip                    By: /s/ Henry E. Blair
     ------------------                        ------------------
     Floyd M. Atrip                            Henry E. Blair
     General Partner                           CEO








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